UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2011

FIRST POTOMAC REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland	001-31824	37-1470730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7600 Wisconsin Avenue Bethesda, Maryland 20814

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (301) 986-9200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth in Item 2.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Increase of Senior Unsecured Term Loan Amount to $225 Million

On December 29, 2011, First Potomac Realty Investment Limited Partnership, the operating partnership (the “Operating Partnership”) of First Potomac Realty Trust (the “Company”), and certain of the Operating Partnership’s subsidiaries (the “Subsidiary Borrowers,” and together with the Operating Partnership, the “Borrowers”), entered into an agreement (the “Commitment Increase Agreement”) with KeyBank National Association, as administrative agent, and certain other banks and financial institutions as lenders (the “New Lenders”), pursuant to which the total term loan amount under the Term Loan Agreement, dated July 18, 2011 (the “Term Loan Agreement”), was increased from $175 million to $225 million through the use of the accordion feature under the Term Loan Agreement (the “Increase”). Of the $50 million increase made by the New Lenders in connection with the Increase, $25 million was allocated to the existing Tranche B term loan (“Tranche B”) and $25 million was allocated to the existing Tranche C term loan (“Tranche C”), resulting in total loan amounts of $85 million for Tranche B and $80 million for Tranche C. The total loan amount of the existing $60 million Tranche A term loan was not increased.

The terms of the Term Loan Agreement, except for the Increase described above, remain unchanged and are incorporated herein by reference to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on July 22, 2011.

The Company, as a guarantor under the Term Loan Agreement, executed a consent to the Commitment Increase Agreement and a reaffirmation of its guarantee of all of the obligations of the Borrowers under the Term Loan Agreement. In addition, each of the Operating Partnership’s subsidiaries that currently guarantee, jointly and severally, the obligations of the Borrowers under the Term Loan Agreement executed a consent to the Commitment Increase Agreement and a reaffirmation of their guarantees of all of the obligations of the Borrowers under the Term Loan Agreement.

The proceeds from the increase in the term loan were used to repay other indebtedness and for general corporate purposes.

A copy of the Commitment Increase Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Commitment Increase Agreement is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are being filed herewith this Current Report on Form 8-K.

Exhibit No.

10.1	Commitment Increase Agreement, dated as of December 29, 2011, by and among First Potomac Realty Investment Limited Partnership and its subsidiaries listed on the signature page thereto, KeyBank National Association, as administrative agent, and the lenders party thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST POTOMAC REALTY TRUST

January 3, 2012	By:	/s/ Joel F. Bonder
Joel F. Bonder
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.

10.1	Commitment Increase Agreement, dated as of December 29, 2011, by and among First Potomac Realty Investment Limited Partnership and its subsidiaries listed on the signature page thereto, KeyBank National Association, as administrative agent, and the lenders party thereto.